Exhibit 10.1

EXECUTION VERSION

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of May 22, 2016, is entered into by and among CF Industries Holdings, Inc., a Delaware corporation (“Cambridge”), CF B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the law of the Netherlands, with its corporate seat (statutaire zetel) in Amsterdam, the Netherlands (“Holdco”), Finch Merger Company LLC, a Delaware limited liability company and wholly-owned, direct or indirect, subsidiary of Holdco (“MergerCo”) and OCI N.V., a public company with limited liability (naamloze vennootschap) incorporated under the law of the Netherlands (“Oxford”). Each of Cambridge, Oxford, Holdco and MergerCo are referred to herein as a “Party” and together the “Parties”.

WHEREAS, the Parties entered into that certain Combination Agreement, dated as of August 6, 2015, as amended (the “Combination Agreement”, and capitalized terms used herein and not defined having the meanings assigned thereto in the Combination Agreement); and

WHEREAS, the Parties desire to terminate the Combination Agreement by mutual written consent, and to release each other from all claims, obligations and liabilities arising out of, in connection with or relating to the Combination Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      Termination.  The Parties hereby agree that the Combination Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby, including the Ancillary Agreements (other than the Confidentiality Agreement) and the irrevocable undertakings executed by certain shareholders of Oxford in favor of Cambridge and Oxford (collectively, the “Transaction Documents”), are hereby terminated effective immediately (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents, including Section 11.2 of the Combination Agreement, the Transaction Documents are terminated in their entirety and shall become null and void and be of no further force or effect whatsoever (the “Termination”).

2.                                      Termination Fee.  Cambridge agrees to pay Oxford $150,000,000 in respect of the Termination, including for opportunity costs and other business costs and expenses incurred in relation to the transactions contemplated in the Combination Agreement, (the “Termination Fee”) by wire transfer of same day funds to an account designated by Oxford, which Termination Fee shall be paid within two (2) Business Days following the Termination Time.

3.                                      Mutual Release; Disclaimer of Liability.  Each of Cambridge and Oxford, each on behalf of itself and each of its respective successors, Subsidiaries (in the case of Cambridge, including Holdco and MergerCo), Affiliates, divisions, assignees, officers, directors, employees, representatives, agents, shareholders and advisors and the heirs, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully release, forever discharge and covenant not to sue any other Party, any of their respective successors, Subsidiaries, Affiliates, divisions or assignees, and any of their respective present or former officers, directors, employees, representatives, agents, shareholders, advisors, auditors and attorneys and the heirs, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, demands, agreements, promises, liabilities, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, whether based on any Law or right of action, known or unknown, mature or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of or related to the Transaction Documents or the transactions contemplated therein or thereby.  The release contemplated by this Section 3 is intended to be as broad as permitted by Law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in Law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time from the beginning of time to and including the Termination Time. Each of the Releasors hereby expressly waives to the fullest extent permitted by Law the provisions, rights and benefits of California Civil Code section 1542 (or any similar Law), which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Nothing in this Section 3 shall (i) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement or the Confidentiality Agreement or (ii) constitute a release by any Party for any Claim arising under this Agreement or the Confidentiality Agreement.

4.                                      Publicity.  The Parties mutually agree to issue a joint press release in the form attached hereto as Exhibit A regarding this Agreement and the Termination.

5.                                      Representations and Warranties.  Each Party represents and warrants to the other that: (i) such Party has all requisite corporate power and authority to enter into this Agreement and to take the actions contemplated hereby; (ii) the execution and delivery of this Agreement and the actions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Party, including any necessary approval of each of such Party’s relevant boards of directors; and (iii) this Agreement has been duly and validly executed and delivered by such Party, and, assuming the due authorization, execution and delivery of this Agreement by the other Parties hereto, constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as that enforceability may be (y) limited by any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and (z) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

6.                                      Further Assurances.  Each Party shall, and shall cause its Subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination.

7.                                      Third-Party Beneficiaries.  Except for the provisions of Section 3, with respect to which each Releasee is an expressly intended third-party beneficiary thereof, this Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the Parties and their respective successors.

8.                                      Entire Agreement.  This Agreement and the Confidentiality Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior representations, warranties, agreements and understandings, both written and oral, between the Parties or any of them with respect to the subject matter hereof.

9.                                      Governing Law and Venue.  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN, ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ITS RULES OF CONFLICTS OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY STATE OTHER THAN THE STATE OF DELAWARE. The Parties hereby irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware located in Wilmington, Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the federal courts of the United States of America located in the City of Wilmington in the State of Delaware in respect of all matters arising out of or relating to this Agreement, the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12.1 of the Combination Agreement or in such other manner as may be permitted by applicable Laws shall be valid and sufficient service thereof.

10.                               Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which, when taken together, shall constitute one and the same instrument. This Agreement shall become effective when each Party shall have received counterparts thereof signed and delivered by the other Parties. Signatures transmitted electronically shall be accepted as originals for all purposes of this Agreement.

11.                               Specific Performance.  The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached.  Each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.  The Parties’ rights in this Section 11 are an integral part of this Agreement and each Party hereby waives any objections to any remedy referred to in this Section 11 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity).  For the avoidance of doubt, each Party agrees that there is not an adequate remedy at Law for a breach of this Agreement by any Party.  In the event any Party seeks any remedy referred to in this Section 11, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

CF INDUSTRIES HOLDINGS, INC.

By:	/s/ W. Anthony Will
Name: W. Anthony Will
Title: President and Chief Executive Officer

CF B.V.

By:	/s/ Douglas C. Barnard
Name: Douglas C. Barnard
Title: Managing Director

FINCH MERGER COMPANY LLC

By:	/s/ W. Anthony Will
Name: W. Anthony Will
Title: President and Chief Executive Officer

OCI N.V.

By:	/s/ Nassef Sawiris
Name: Nassef Sawiris
Title: Chief Executive Officer

[Signature Page to Termination Agreement]